UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a public statement published in the The Royal Gazette in Bermuda on December 6, 2004, announcing Interwave’s intention to amalgamate with Alvarion Mobile Inc., a wholly-owned subsidiary of Alvarion Ltd. pursuant to Section 104B of the Bermuda Companies Act 1981:

IN THE MATTER OF THE COMPANIES ACT 1981

and

IN THE MATTER OF INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(the “Company”)

NOTICE IS HEREBY GIVEN that the Company intends to amalgamate pursuant to Section 104B of the Companies Act 1981 and continue in Delaware, U.S.A. as if the Company had been incorporated under the laws of Delaware, U.S.A.

Dated 6 December 2004 at Hamilton, Bermuda

By Order of the Board

Cal R. Hoagland

Secretary

The following is the text of a public statement published in the Wall Street Journal in the United States on December 6, 2004, announcing the intention of Alvarion Mobile Inc., a wholly-owned subsidiary of Alvarion Ltd., to amalgamate with Interwave pursuant to Section 104B of the Bermuda Companies Act 1981:

IN THE MATTER OF THE COMPANIES ACT 1981 OF BERMUDA

and

IN THE MATTER OF ALVARION MOBILE INC.

(the “Company”)

NOTICE IS HEREBY GIVEN that the Company intends to amalgamate with Interwave Communications International Ltd. pursuant to Section 104B of the Companies Act 1981 and continue in Delaware, U.S.A.

Dated December 6, 2004 at Wilmington, Delaware

By Order of the Board

Zvi Slonimsky

Secretary

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with Interwave’s proposed amalgamation with Alvarion, on November 8, 2004, Interwave publicly filed a definitive proxy statement and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC).  SECURITY HOLDERS OF INTERWAVE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Security holders of Interwave may obtain a free copy of the definitive proxy statement and other documents filed by Interwave with the SEC at the SEC’s Web site at http://www.sec.gov. The definitive proxy statement/prospectus and these other documents may also be obtained for free from Interwave, Investor Relations, 2495 Leghorn Street, Mountain View, California 94043, (650) 314-2500.

Interwave and Alvarion and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interwave with respect to the transactions contemplated by the amalgamation agreement. Information about the directors and officers of Interwave and their respective interests in the amalgamation are available in the definitive proxy statement filed with the SEC.  Interwave began mailing the definitive proxy statement to its shareholders on November 10, 2004.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion’s and Interwave’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward -looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: our limited history in completing acquisitions may adversely impact our ability to successfully integrate the business of Alvarion and Interwave; we may face liabilities and expenses in excess of those currently anticipated with respect to the acquisition of Interwave; we may be unable to retain key personnel of Interwave;  our inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; our inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers; and other risks detailed from time to time in filings with the SEC. In addition, if Interwave does not receive required shareholder approvals or either company fails to satisfy other conditions to closing, the transaction will not be consummated. Factors affecting Interwave’s business generally include those set forth in Interwave’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K.